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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MYRIAD INTERNATIONAL, INC.

                      (Originally Incorporated on 7/21/92).

Myriad International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Myriad International, Inc. and the name under which the corporation was originally incorporated is Myriad Industries, Inc.

         2. This Restated Certificate of Incorporation only restates and integrates and does not furher amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between thoses provisions and the provisions of the Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                                    ARTICLE I

The name of the corporation is MYRIAD INTERNATIONAL, INC.

                                   ARTICLE II

The location of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

The purposes of the Corporation are (a) to engage in the design, construction, fabrication and repair of ships and boats, (b) to engage in the design, fabrication and construction of steel structures and equipment and (c) to engage in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.

                                   ARTICLE IV

A. The total authorized capital stock of the Corporation is 105,000,000 shares, consisting of (i) 75,000,000 shares which are designated Class A Common Stock and have a par value of $0.01 per share; (ii) 10,000,000 shares which are designated Class B Common Stock and have a par
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value of $0.01 per share; and (iii) 20,000,000 shares which are designated
Preferred Stock and have a par value of $0.01 per share. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, including voting rights, preferences, privileges, and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

B. Except as set forth below, the Class A Common Stock and the Class B Common Stock are identical in all respects and have equal rights and privileges.

         1. Voting. The holders of shares of Class A Common Stock shall have exclusive voting power when no shares of Class B Common Stock are outstanding and the holders of shares of Class B Common Stock shall have exclusive voting power when no shares of Class A Common Stock are outstanding. Otherwise, Voting power shall be divided between such classes as follows:

         a. With respect to the election of directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors. Holders of Class B Common Stock voting as a separate class shall be entitled to elect the remaining directors.

         b. The holders of Class A Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

         c. Any vacancy in the office of a director elected by the holders of the Class A Common Stock shall be filled by a vote of the remaining director or directors elected by that class and any vacancy in the office of a director elected by the holders of the Class B Common Stock shall be filled by a vote of the director or directors elected by that class. If no director elected by a class is remaining to elect a successor to a director elected by the same class, the vacancy will be filled by a vote of the holders of the shares of that class. Any director elected by the remaining directors of a class shall serve until the next annual meeting of stockholders and until such director's successor shall be chosen by a vote of the stockholders of the relevant class.

         d. If on the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class B Common Stock is less than twelve and one half (12 1/2%) percent of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, and the number of outstanding shares of Class A Common Stock is not less than ten (10%) percent of the aggregate number of outstanding shares of Class A

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Common Stock and Class B Common Stock, the holders of Class A Common Stock shall continue to have the right to elect or remove directors as set forth in subparagraphs 1(a), (b) and (c) of this Article. The remaining directors to be elected or removed at such meeting shall be elected or removed by the holders of Class A Common Stock and Class B Common Stock voting together as a single class with each share of Class A Common Stock being entitled to one-tenth of a vote and each share of Class B Common Stock being entitled to one vote,

         e. If on the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class A Common Stock is less than ten (10%) percent of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock , the provisions set forth in subparagraphs 2(a), (b) and (c) of this Article shall not apply. In such case, all directors to be elected or removed at such meeting shall be elected or removed by the holders of Class A Common Stock and Class B Common Stock voting together as a single class with each share of Class A Common Stock being entitled to one-tenth of a vote and each share of Class B Common Stock being entitled to one vote,

         f. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as separate classes on such other matters as may be required by law or the Certificate of Incorporation to be submitted to such holders voting as separate classes.

         g. On all matters not specified in subparagraphs 2(a), (b), (c), (d) and (e) of this Article or required by law to be submitted to such holders voting as separate classes, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with each share of Class A Common Stock being entitled to one-tenth of a vote and each share of Class B Common Stock being entitled to one vote.

         h. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class (with each share of Class A Common Stock being entitled to one-tenth of a vote and each share of Class B Common Stock being entitled to one vote) with respect to any proposed increase or decrease in the aggregate number of authorized shares of Class A Common Stock, increase or decrease in the par value of the Class A Common Stock, or any alteration or change in the powers, preferences, or special rights of the shares of Class A Common Stock.

         2. Conversion. So long as any shares of Class A Common Stock are issued or outstanding, each holder of record of Class B Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's Class B Common Stock into shares of fully paid and nonassessable Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a

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specified whole number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date.

The number of shares of Class A Common Stock into which the Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any reorganization, reclassification of the stock of the Corporation, consolidation or merger of the Corporation with or into another corporation or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock, to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B common Stock.

The Corporation shall at all times reserve and keep available out of the authorized and unissued Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock and if, at any if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the number of then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

C. So long as the Corporation has at least two classes of voting Common Stock and at least one such class of voting Common Stock is listed on a national securities exchange, the voting rights granted to any Preferred Stock will not exceed one vote per share and the shares of Preferred Stock may vote only with the Class B Common Stock in the election of directors.

                                    ARTICLE V

The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

The business and affairs of the Corporation shall be managed by the Board of Directors and the Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

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                                   ARTICLE VII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal its Bylaws.

                                  ARTICLE VIII

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                                   ARTICLE IX

A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, said Myriad International, Inc. has caused this Certificate to be signed by Jerome O. Crawford its Chairman, this 27th day of June, 1996.



                                                 Myriad International, Inc.



                                                 /s/ Jerome O. Crawford
                                                 ------------------------------
                                                 Jerome O. Crawford, Chairman

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